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                                                                   EXHIBIT 10.26




                                  OFFICE LEASE

                           701 Highlander, Suite 200
                            Arlington, Texas  76015


         This lease, made as of the ____ day of _________________, 19__ by and between the Landlord and the Tenant named below.

                          ARTICLE 1. BASIC LEASE TERMS

         For the purpose of this Lease, the following terms shall have the meanings set forth below:

         1.1.    Landlord.  DORBET, INC.

         1.2     Tenant.  FWT, INC.

         1.3. Building. The Building (including the Leased Premises) known as 701 Highlander, Suite 200, Arlington, Texas, located on that tract of land (the "Land") described on Exhibit A hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time, being presently as depicted on the drawing attached hereto as Exhibit B. The Building and the land are collectively referred to herein as the "Property."

         1.4. Leased Premises. That portion of the Building indicated on Exhibit B, on the floor(s) indicated thereon, together with a common area percentage factor determined by Landlord, resulting in an aggregate of approximately 16,000 net rentable square feet. THE LEASE SPACE SHALL BE MEASURED AT COMPLETION OF TENANT FINISH TO ESTABLISH CONTRACTUAL SQUARE FOOTAGE AND SAID SQUARE FOOTAGE SHALL BE USED AS THE BASIS FOR MONTHLY RENTAL PAYMENT.

         1.5. Lease Term. Five (5) years and no (0) months, beginning on the Commencement Date.

         1.6. Commencement Date. THE COMMENCEMENT DATE SHALL BE THE EARLIER OF THE DATE TENANT BEGINS OPERATING ITS BUSINESS IN THE BUILDING OR MARCH 1, 1998, UNLESS IMPROVEMENTS TO BE ERECTED PURSUANT TO THE LEASEHOLD IMPROVEMENTS AGREEMENT (EXHIBIT D) ARE NOT COMPLETE, IN WHICH CASE THE COMMENCEMENT DATE SHALL BE THE DATE THE IMPROVEMENTS TO BE ERECTED ARE SUBSTANTIALLY COMPLETED. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.

         1.7.    Base Rent.  Base rent is $(SEE EXHIBIT C) per month.

         1.8.    Security Deposit.  Security deposit is $ (WAIVED).

         1.9.    Addresses.

Landlord's Address:              Tenant's Address:                 Manager's Address:
------------------               -----------------                 ------------------
DORBET, INC.                     FWT, INC.                         TOMLINSON-LEIS MANAGEMENT
1919 SOUTH SHILO, L.B. 36        701 HIGHLANDER, SUITE 200         5840 W, I-20, SUITE 130
GARLAND, TEXAS 75042             ARLINGTON, TEXAS 76015            ARLINGTON, TEXAS 76017

Landlord, Tenant and Manager, by written notice to the others may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the Appointment of a new Manager and such new Manager's address.

         1.10.   Permitted Use.  GENERAL OFFICE SPACE.

         1.11. Common Areas. Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all Tenants of the Property in common.

         1.12.   Guarantor.




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         1.13.   Operating Expense Base.  (See Addendum A.)

                 ARTICLE 2. GRANTING CLAUSE AND RENT PROVISIONS

         2.1. Grant of Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

         2.2. Base Rent. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.7 of this Lease, which amount shall be payable to Landlord at the address shown in Section 1.9 above or at such other address that Landlord in writing shall notify Tenant. One (1) monthly installment of rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease, without demand, offset or reduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

         2.3. Operating Expenses. If Landlord's Operating Expenses per net rentable square foot for the Property, in any calendar year during the Term of this Lease exceed the Operating Expense Base, Tenant agrees to pay as additional rent Tenant's share of such excess operating expenses. As used herein, the term "Tenant's share of such excess Operating Expenses" means the amount by which Landlord's Operating Expenses per net rentable square foot exceed the Operating Expense Base, multiplied by the net rentable square feet comprising the Leased Premises. Landlord may invoice Tenant monthly for Tenant's share of the estimated operating expenses for each calendar year, which amount shall be adjusted each year based upon anticipated operating expenses. Within one hundred twenty (120) days following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section. If the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by a refund. If the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Landlord, within one (1) year following the termination date, shall have the option to invoice Tenant for Tenant's share of the excess operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Tenant shall have the right, at its own expense and within a reasonable time, to audit during Landlord's regular business hours Landlord's books relevant to the additional rent payable under this Section. Notwithstanding anything to the contrary contained in this Lease, if the Building is not fully occupied during any calendar year, Tenant's additional rent under this Section within thirty (30) days following receipt of the Invoice or accounting showing additional rent due.

         2.4. Definition of Operating Expenses. The term "operating expenses" includes all expenses by Landlord with respect to the maintenance, servicing, repairing and operation of the Property, including but not limited to the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other utility charges; security, window washing and janitorial services; trash and snow and ice removal; landscaping and pest control; management fees payable to third parties, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Property; all services, supplies, repairs, replacement or other expenses for maintaining and operating the Property including parking and common area; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord after the date of this lease which is required under any governmental law or regulation that was not applicable to the Property at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within



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the Leased Premises and thereby reduces operating expenses; all other expenses which generally would be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five (5) years; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owner's associations which accrue against the Property during the term of this Lease; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city or any political subdivision thereof; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Property. The term operating expenses does not include the following: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are covered by insurance; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of property manager; any depreciation allowance or expense; or operating expenses which are the responsibility of tenant.

         Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include the following:

                 (1) Cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise of governmental authorities of the right of eminent domain, to the extent reimbursed by insurance or condemnation proceeds.

                 (2) Leasing commissions, attorney's fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, prospective tenants or other occupants of the Building.

                 (3) "Tenant allowances," "tenant concessions," workletters, and other costs or expenses (including but not limited to permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space leased to tenants or other occupants of the Building, or vacant, leasable space in the Building (in either instance, excepting Common Areas), including space planning/interior design fees for same.

                 (4) Depreciation and other "non-cash" expense items or amortization.

                 (5) Costs of a capital nature, including, but not limited to, capital additions, capital improvements, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principals, consistently applied.

                 (6) Costs in connection with services (including but not limited to electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.

                 (7) Services, items and benefits for which Tenant or any other Tenant or occupant of the Building specifically reimburses Landlord (other than through its percentage share of Operating Expenses) or for which Tenant or any other tenant or occupant of the Building wholly pays third persons.

                 (8) Penalties or interest charged for (i) failure to pay equipment lease payments, ad valorem taxes and/or other special assessments before they became delinquent or (ii) failure to promptly comply with laws related to the Building, but in either case, only if said penalties or interest were not caused by Tenant.

                 (9) Costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors.



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                 (10)     Payments in respect to overhead and/or profit to any
         Affiliate (hereinafter defined) of Landlord, as a result of a non-competitive selection process for services on or to the Building and/or the Property, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the cost that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, of at least equal skill, competence and experience.

                 (11) Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse real estate taxes or insurance premiums).

                 (12) Real estate taxes allocable to the leasehold improvements of other tenants or occupants in the Building, to the extent separately assessed by the taxing authorities.

                 (13) Costs associated with the operation of the entity which constitutes Landlord, as distinguished from Landlord's operation of the Building, such as general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied.

                 (14) Compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newstand), if any, operated by Landlord or any subsidiary or Affiliate of Landlord.

                 (15) Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building.

                 (16) Costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair and maintenance of, and the providing of required services for, the Building and/or any associated parking facilities, such as for example, an observatory, broadcasting facilities (other than the Building's music system and life support and security systems), luncheon club, athletic or recreational club or helipad.

                 (17)     Advertising and promotional expenses.

                 (18) Costs in connection with the ownership, operation and maintenance of any off-site garage facilities associated with the Building, and costs in connection with the operation and maintenance of any parking facilities in the basement of the Building, in both cases only to the extent offset by operating revenues from such facilities.

                 (19) Costs of expenses for sculpture, painting or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing and promotion of same, but not including the costs of cleaning same.

                 (20) Costs for which Landlord is compensated through or reimbursed by insurance.

                 (21) Costs of correcting or repairing defects in the Building and/or equipment or the replacement of defective equipment, to the extent such costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

                 (22) Contributions to reserve accounts designed to pay for Operating Expenses attributable to periods subsequent to the calendar year for which Operating Expenses are being determined.



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                 (23)     Contributions to charitable organizations.

                 (24) Costs incurred in removing the property of former tenants and/or occupants of the Building.

                 (25) Consulting costs and expenses incurred by Landlord, except to the extent same relate to the improved management or operation of the Building.

                 (26) The costs of any "tap fees" or one-time lump sum sewer or water connection fees for the Building.

                 (27) Costs or fees relating to the defense of Landlord's title or interest in the Building and/or Property, or any part thereof.

                 (28) Compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustments thereto, for all executive employees and personnel of Landlord above the level of on- premises manager of the Building.

                 (29) An equitable allocation of the wages, salaries and other compensation and benefits of Landlord's employees and personnel who work on other projects, including, without limitation, those being periodically developed, managed and/or operated by Landlord or its Affiliates, in addition to the Building and/or the Land, based on the extent to which such parties are performing services other than for the Land.

                 (30) Federal, state, county or municipal taxes on income, death taxes, excess profit taxes, franchise taxes, or any taxes imposed or measured on or by the income, gross receipts or revenue of Landlord from the operation of the Building or imposed in connection with or as a result of any change in the ownership of the Building and/or Land, except to the extent any of the foregoing are due in lieu of ad valorem or real estate taxes or assessments.

                 (31) Taxes on Tenant's personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed "building standard" (as to quality but not quantity), provided the amount of tax attributable thereto is expressly stated and allocated by the respective taxing authority in its tax statement to Landlord and is paid by Tenant.

                 (32) Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be normal maintenance or operating expenses of the Property.

         Whenever the term "Building" is used in this Section it shall be read to mean "Building and any and all related parking facilities and garages."

         The term "Affiliate" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control," as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

         Landlord shall maintain complete and accurate records of all costs, expenses and disbursements incurred by Landlord, its employees, agents and/or contractors, with respect to Operating Expenses, and Tenant, at its sole costs and expense, and/or its authorized representatives, shall have the right to inspect and/or audit Landlord's books and records relating to the calculation of Operating Expenses, under this Lease for the immediately prior year for which additional rental payments shall become due. Any such inspection and/or audit is to be conducted at Landlord's office during normal business hours. Landlord agrees to reimburse Tenant for the reasonable cost of such inspection and/or audit conducted by or for it in the event said inspection and/or audit prove that Tenant's proportionate share of the



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Operating Expenses for the period of time covered by such inspection and/or audit shall have been overstated by ten percent (10%) or more.

         2.5. Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if any monthly rental payment is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, or if any other payment hereunder due Landlord by tenant is not received by Landlord on or before the fifth (5th) day of the month next following the month in which tenant was invoiced, a late payment charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

         2.6. Increase in Insurance Premiums. If an increase in any insurance premiums paid by Landlord for the Property is caused by tenant's use of the Leased Premises in a manner other than as set forth in Section 1.10, or if tenant vacated the Leased Premises and caused an increase in such premiums, then tenant shall pay as additional rent the amount of such increase to Landlord. Tenant agrees to pay any amount due under this Section within ten
(10) days following receipt of the invoice showing the additional rent due.

         2.7.    Security Deposit.  The security deposit set forth in Section
1.8 (if any) shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease. It being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. Upon the occurrence of any event of default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon the termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten (10) days' written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgement by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

         2.8. Holding Over. If tenant does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord (in addition to additional rent payable under Section
2.3 and any other sums payable under this Lease) as base rental for the period of such holdover an amount equal to two times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord's right to recover damages as permitted by law). Upon the expiration or earlier termination of this lease, tenant agrees to vacate and deliver the Leased Premises, and all keys thereto, to Landlord upon delivery to Tenant of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by tenant, whether with or without the consent of Landlord, shall operate to extend the term of this lease. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Leased Premises to such other tenant or prospective tenant.

                    ARTICLE 3. OCCUPANCY, USE AND OPERATIONS

         3.1. Use. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in
Section 1.10. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord
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the Property.  Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.

         3.2. Signs. No signs of any type or description shall be erected, placed or painted in or about the Leased Premises except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformity with Landlord's sign criteria established for the Property. Landlord reserves the right to remove, at Tenant's expense, all signs other than signs approved in writing by Landlord under this Section 3.2 without notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof.

         3.3. Compliance with Laws, Rules and Regulations. Tenant, at Tenant's sole cost and expense, shall not violate any laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over Tenant's use of the Leased Premises. Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the rules and regulations of the Property adopted by Landlord which are set forth on a schedule attached to this Lease. If Tenant is not complying with such rules and regulations, or if Tenant is in any way not complying with this
Article 3, then, notwithstanding anything to the contrary contained herein, Landlord may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the rules and regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

         3.4. Warranty of Possession. Landlord and Tenant each warrants that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required rights by Tenant and subject to the terms, conditions, covenants and agreements contained in this Lease, Tenant shall have possession of the Leased Premises during the full term of this lease, as well as any extension or renewal thereof, without hindrance from Landlord or any person or persons lawfully claiming the Leased Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Leased Premises.

         3.5. Inspection. Landlord or its authorized agents shall at any and all reasonable times, upon reasonable prior notice, have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Leased Premises or any other portion of the Property. Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or use of the Leased Premises, and for any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises.
Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

         3.6. Personal Property Taxes. Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which tenant is liable are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Leased Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which the tenant is primarily liable pursuant to the terms of this Section. Tenant shall pay when due any and all taxes related to Tenant's use and operation of its business in the Leased Premises.



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                        ARTICLE 4. UTILITIES AND SERVICE

         4.1. Building Services. Landlord shall provide water and electricity for Tenant during the term of this lease. Tenant shall pay all telephone charges. Landlord shall furnish Tenant water at those points of supply provided for general use of other tenants in the Building, and central heating and air conditioning in season (on business days during regular hours, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with any governmental regulations, such service at times other than regular hours to be furnished upon not less than twenty-four (24) hours advance notice from Tenant, who shall bear the entire cost thereof at the rate established by Landlord). Landlord shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the Property in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated. Failure by Landlord to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease. If any of the equipment or machinery useful or necessary for provision of utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs. Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Property.

         4.2. Theft or Burglary. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property.

         4.3. Janitorial Service. Landlord shall furnish janitorial services to the Leased Premises and public areas of the Building five (5) times per week during the term of this Lease, excluding holidays. Landlord shall not provide janitorial service to kitchens or storage areas included in the Leased Premises.

         4.4. Excessive Utility Consumption. Tenant shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption as determined by Landlord, including (without limitation) the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Leased Premises.

         4.5. Window Coverings. Landlord may (but shall not be obligated to) furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Tenant may install lined or unlined over draperies on the interior sides of the Landlord-furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not (in Landlord's determination) affect the exterior appearance of the Building or affect the operation of the Building's heating, ventilating and air conditioning systems.

         4.6. Charge for Services. All costs of Landlord for providing the services set forth in Article 4 (except those charges paid by Tenant pursuant to Section 4.4) shall be subject to the additional rent provisions in Section
2.3 and shall be payable as therein provided.

                       ARTICLE 5. REPAIRS AND MAINTENANCE

         5.1. Landlord Repairs. Landlord shall not be required to make any improvements, replacements, or repairs of any kind or character to the Leased Premises during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the Leased Premises. Landlord's cost of maintaining and repairing the items set forth in this Section are subject to the additional rent provisions in Section 2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages not



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to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         5.2. Tenant Repairs. Tenant, at its own cost and expenses, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Landlord under Section 5.1) and shall repair or replace any damage or injury to all or any part of the Leased Premises and/or the Property, caused by any act or omission of Tenant or Tenant's agents, employees, invitees, licensees or visitors.

         5.3. Request for Repairs. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.9.

         5.4. Tenant Damages. Tenant shall not allow any damage to be commuted on any portion of the Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and damage by fire or other casualty excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant.

                    ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

         6.1. Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Landlord and/or Tenant in accordance with a separate "Leasehold Improvements Agreement" (herein so called Exhibit D) between Landlord and Tenant. Except as expressly provided in this Lease or in the Leasehold Improvements Agreement (if any), Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Leased Premises, and Tenant further waives any defects in the Leased Premises and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased, and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord's standard form. (See Leasehold Improvements Agreement, Exhibit D. Tenant will provide construction per attached Exhibit D.)

         6.2. Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Tenant shall promptly cause any such liens that have arisen by reason or any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs).

         6.3. Common and Service Area Alterations. Landlord shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Leased Premises and to otherwise alter or modify



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the Property, and for such purposes to enter upon the Leased Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder.

                       ARTICLE 7. CASUALTY AND INSURANCE

         7.1. Substantial Destruction. If in the determination of Landlord the Leased Premises should be totally destroyed by fire or other casualty, or if in the determination of Landlord the Leased Premises should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred and eighty (180) working days after Landlord's receipt of written notification by Tenant of the destruction, or if the Leased Premises are damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the State of Texas, then, at Landlord's sole option, this Lease may be terminated and, in such event, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the damage.

         7.2. Partial Destruction. If following damage or destruction to the Leased Premises by fire or other casualty, this Lease is not terminated pursuant to Section 7.1 hereof, Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by any mortgage of the Property of an option to apply proceeds against Landlord's debt to such mortgagee, with reasonable diligence to rebuild or repair the building or other improvements to substantially the same conditions in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, described above in Section 6.1, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use. If Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred and eighty (180) working days from the date of Landlord's receipt of written notification by Tenant of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

         7.3. Property Insurance. Landlord shall at all times during the term of this Lease insure the Property against all risk of direct physical loss in an amount and with such deductibles as Landlord considers appropriate; provided, Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construct on the Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2. Landlord shall have the right to self-insure against the above described risk. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurance value of Tenant's trade fixtures, furniture, supplies and all items of personal property of Tenant located on or within the Leased Premises.

         7.4. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the



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Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers.

         7.5. Hold Harmless. Landlord shall not be liable to Tenant or to Tenant's customers, employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Leased Premises or the Common Area (except where caused by the willful misconduct or negligence of Landlord, its employees, or contractors), including, but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property of the Leased Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or Property, or (5) arising out of the failure or cessation of any service provided by Landlord (including security service and devices). Nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whatsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority. Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious, mischief or other illegal acts performed in, at or from the Leased Premises, except performed by Landlord, its employees, agents or contractors.

         7.6. Liability Insurance. Tenant at all times during the Lease term shall, at its own expense, keep in full force and effect comprehensive general liability insurance with "personal injury" coverage and contractual liability coverage, with minimum limits of $1,000,000.00 on account of bodily injuries to, or death of, one or more than one person as the result of any one accident or occurrence and $500,000.00 on account of damage to property.
Tenant shall also carry insurance against fire and such other risks as are from time to time included in Standard All-Risk Insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, wall covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or in the Leased Premises. Landlord shall be a named additional insured on said policy. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupied the Leased Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder, the premium cost thereof.

         7.7. Boiler Insurance. At all times when a "boiler", as that term is defined for the purposes of boiler insurance, is located within the Leased Premises, Tenant shall carry, at its expense, boiler insurance with policy limits of not less than One Hundred Thousand Dollars ($100,000.00) insuring both Landlord and Tenant against loss or liability caused by the operation or malfunction of such boiler.

                            ARTICLE 8. CONDEMNATION

         8.1. Substantial Taking. If in the determination of Landlord all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and in the determination of Landlord the taking would prevent or materially interfere with the use of the



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Leased Premises for the purpose for which it is then being used, this Lease shall, at the option of either Landlord or Tenant, terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

         8.2. Partial Taking. If in the reasonable determination of Landlord a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for Land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgage, the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable for his provision by the ratio that the portion of the Leased Premises not rendered untenantable due to such taking bears to the total net rental area of the Leased Premises prior to the taking. If Landlord fails to substantially complete such restoration and reconstruction within one-hundred and eighty (180) working days of the date of physical possession by the condemning authority. Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist.

         8.3. Condemnation Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant.

                       ARTICLE 9. ASSIGNMENT OR SUBLEASE

         9.1. Tenant Assignment. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by merger, dissolution or transfer of a controlling interest in any partnership or corporate Tenant, which merger, dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

         9.2. Conditions of Tenant Assignment. If tenant desires to assign or sublet all or any part of the Leased Premises, it shall so notify Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgements as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (2) refuse, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice stating otherwise. Upon the occurrence of an event of default by Tenant under this Lease, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest, in all properties belonging to Tenant on the Leased Premises to secure payment of such sums. No collection directed by Landlord from the assignee



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or sublessee shall be construed to constitute a notation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease. All legal fees and expense incurred by Landlord in connection with the review by Landlord of Tenant's requested assignment or sublease pursuant to this Section, together with any legal fees and disbursements incurred in the preparation and/or review of any documentation, shall be the responsibility of Tenant and shall be paid by Tenant within five (5) days of demand for payment thereof, as rental hereunder. If the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereof) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

         9.3. Landlord Assignment. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

         9.4. Rights of Mortgagee. Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure, judicially or non-judicially, of any such mortgage, or the sale of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect of evidence Tenant's attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, upon demand, at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge, and deliver to the prospective transferee and/or mortgagee a Lease Subordination, Non-disturbance and Attornment Agreement, and any additional written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate. Landlord shall use its best efforts to obtain a "Nondisturbance" agreement in form reasonably satisfactory to Tenant.

         9.5. Estoppel Certificates. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, all or some of the following: Tenant is in possession of the Leased Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance, there is no existing default by reason of some act or omission by Landlord; that Landlord has performed all inducements required of Landlord in connection with this Lease including construction obligations, and Tenant accepts the Leased Premises as constructed; an acknowledgement of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by



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Landlord, that Landlord is not in default or any of its obligations under this
Lease, and that Landlord has not received more than one (1) month's rent in advance.

                               ARTICLE 10. LIENS

         10.1. Landlord expressly waives any and all statutory landlord's liens.

                        ARTICLE 11. DEFAULT AND REMEDIES

         11.1. Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and such failure continues for at least three (3) business days after receipt by Tenant of written notice specifying such failure, (2) Tenant shall abandon any substantial portion of the Leased Premises; (3) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder, (4) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;
(5) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the Property; (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder, or (7) Tenant shall be in default of any other term, provision or covenant of this Lease, other than those specified in subparts (1) through (6), above, and such default is not incurred within thirty (30) days after written notice thereof to Tenant.

         11.2. Remedies for Tenant's Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue one or more of the remedies set forth in this Section 11.2 without any additional notice or demand:

                 (1) Within declaring the Lease Terminated, Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Leased Premises; further, Tenant agrees to reimburse Landlord for any reasonable expenditures made by it in order to relet the Leased premises, including, but not limited to, remodeling and repair costs.

                 (2) Without declaring the lease terminated, Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise.

                 (3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section 11.2, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Lease Premises as required hereunder and/or due to the inability of Landlord to relet the Leased Premises on satisfactory terms or otherwise.



                                                                Initial ____

Landlord's exercise, following a default by Tenant under this Lease, of any right granted hereunder or under any applicable law to lock out or change the locks securing the Leased Premised shall not impose upon Landlord any duty to notify Tenant of the name and address or telephone number of the individual or company from whom a new key may be obtained, nor shall Landlord have any duty to provide Tenant with a new key or any other means of access to the Leased Premises. Landlord and Tenant agree that the parties hereto intend that all rights and remedies of Landlord under this Lease or otherwise available to Landlord under applicable law shall supersede any conflicting provisions of Chapters 92 and 93 of the Texas Property Code, and any amendments, modifications, recodification or other changes thereto.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any base rent, and Tenant fails to take possession of the Leased Premises on the commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent shall not relieve Tenant of any obligation to pay an other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.3 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 14.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

         11.3. Remedies Cumulative. All rights and remedies of either party herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

         11.4. Default by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be preformed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if such default cannot be cured within thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that such default cannot be cured within thirty (30) days, Landlord has commended action to cure such default within said thirty (30) day period. Landlord shall have all reasonable and necessary time to complete such cure.

         11.5. Remedies for Landlord's Default. Upon the occurrence of any default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 11.4, Tenant shall terminate this Lease immediately, without penalty, upon written notice to the Landlord.

         11.6. Notice to Mortgagees. Provided that Tenant has received prior written notice of the name and address of such Lender, Tenant shall serve written notice of any claimed default or breach by Landlord under this Lease upon any Lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Landlord shall be effective against Landlord unless such notice is served upon said Lender; notwithstanding anything to the contrary contained herein, Tenant shall allow such Lender the same period following Lender's receipt of such notice to cure default or breach as is afforded Landlord.

                             ARTICLE 12. RELOCATION

                            ARTICLE 13. DEFINITIONS

         13.1. Abandon. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant, whether or not Tenant is in default of the rental or other payments due under this Lease.

         13.2. Act of God or Force Majeure. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not



                                                                Initial ____
reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome.

         13.3. Square Feet. "Square feet" or "square foot" as used in this Lease includes the area contained within the Leased Premises together with a common percentage factor of the Leased Premises proportionate to the total building area as determined by Landlord.

                           ARTICLE 14. MISCELLANEOUS

         14.1. Waiver. Failure to either party to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but said party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in the Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to the non-defaulting party by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by either party to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of a forcible detainer action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

         14.2. Act of God. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

         14.3. Attorney's Fees. If either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places in the hands of any attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises (in the case of Landlord), Tenant agrees to pay the prevailing party's costs of collection, including reasonable attorney's fees, whether suit is actually filed or not.

         14.4. Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

         14.5. Rent Tax. If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payment to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

         14.6. Interpretation. The captions appearing in this Lease are convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (1) in the plural sense where there is more than one tenant and (2) to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence to the Lease or various provisions hereof having been drafted by one of the parties hereto.

         14.7. Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord, in care of Manager, at Manager's address set forth on page 1 (or if no address be set forth for Manager, to Landlord at Landlord's address set forth on page 1). All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth on page 1. Any notice or document (other than rent) required or permitted to be



                                                                Initial ____
delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt required, addressed to the parties at the respective addressees set forth on page 1 (or, in the case of Tenant, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord's address as shown on page 1. Manager shall be a co-addressee with Landlord on all notices sent to Landlord by Tenant hereunder, and any notice sent to Landlord and not to Manager, also, in accordance with this Section shall be deemed ineffective.

         14.8. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option of Lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

         14.9. Corporate Authority. If Tenant executes this Lease as a corporation or a partnership (general or limited), each person executing this Lease on behalf or Tenant hereby personally represents and warrants that:
Tenant is a duly authorized and existing corporation or partnership (general or limited), Tenant is qualified to do business in the state in which the Leased Premises are located, the corporation or partnership (general or limited) has full right and authority to enter into this Lease, each person signing on behalf of the corporation or partnership (general or limited) is authorized to do so, and the execution and delivery of the Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable, individually, as Tenant hereunder.

         14.10. Multiple Tenants. If this Lease is executed by more than one person or entity as "Tenant", each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the name Tenants had executed same.

         14.11. Tenant's Financial Statements. Tenant represents and warrants to Landlord that, as of the date of execution of this Lease by Tenant, the financial statements of Tenant provided to Landlord prior to or simultaneously with the execution of this Lease accurately represent the financial condition of Tenant as of the dates and for the periods indicated therein, such financial statements are true and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading and there has been no material adverse change in the financial condition or business prospects of Tenant since the respective dates of such financial statements. If there is a material adverse change in Tenant's financial condition, Tenant will give immediate notice of such material adverse change to Landlord. If Tenant fails to give such immediate notice to Landlord, such failure shall be deemed an event of default under this Lease.

         14.12. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligations to perform each and every covenant and agreement of this Lease to be performed by Tenant.

         14.13. Landlord's Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgement against Landlord, such judgement shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.



                                                                Initial ____

         14.14. Sale of Property. Upon any conveyance, sale or exchange of the Leased Premises or assignment of this Lease, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

         14.15. Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

         14.16. Subtenancies. At Landlord's option, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger of estates and shall operate as an assignment of any or all permitted subleases or subtenancies.

               ARTICLE 15. AMENDMENT AND LIMITATION OF WARRANTIES

         15.1. Entire Agreement. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCE TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE.

         15.2. Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

         15.3. Limitation of Warranties. LANDLORD WARRANTS AND REPRESENTS TO THE TENANT THAT ON THE COMMENCEMENT DATE THE LEASED PREMISES SHALL BE IN COMPLIANCE WITH ALL LOANS, STATUES AND ORDINANCE APPLICABLE TO THE LEASED PREMISES. LANDLORD AND TENANT EXPRESSLY AGREE THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NOT WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

                 (Remainder of page intentionally left blank.)



                                                                Initial ____

LANDLORD

DORBET, INC.
------------

BY:   /s/Edward B. Tomlinson, II
   -----------------------------------

NAME: EDWARD B. TOMLINSON, II
     ---------------------------------

TITLE: VICE PRESIDENT
      --------------------------------


TENANT

FWT, INC.
---------

BY:   /s/ Roy Moore
   -----------------------------------

NAME: Roy Moore
     ---------------------------------

TITLE: President and CEO
      --------------------------------



                                                                Initial ____

                                   ADDENDUM A

                           TO OFFICE LEASE AGREEMENT
                            DATED December 23, 1997
                     BETWEEN, DORBET, INC. AS LANDLORD AND
                              FWT, INC., AS TENANT


This Addendum A is attached to, made a part of, and incorporated by reference into that certain Lease Agreement (the "Lease") dated DECEMBER 23, 1997 between DORBET, INC. ("Landlord"), and FWT, INC. ("Tenant"). Each capitalized term not expressly defined herein shall have the meaning given to such term in the Agreement.

Notwithstanding any provisions to the contrary set forth in the Agreement, Landlord and Tenant agree that:

1. Section 1.13 of the Lease shall be, and is hereby, deleted in its entirety.

2. Section 2.3 of the Lease shall be, and is hereby, deleted in its entirety, and the following is substituted therefor:

         2.3     Operating Expenses

                 A.       The "Base Year" shall mean the calendar year 1998.

                 B. If Landlord's Operating Expenses per net rentable square foot for the Property, in any calendar year during the term of this Lease exceed the Operating Expenses for the Base Year, Tenant agrees to pay as additional rent Tenant's share of such excess operating expenses. As used herein, the term "Tenant's share of such excess operating expenses. As used herein, the term "Tenant's share of such excess Operating Expenses" means the amount by which Landlord's Operating Expenses per net rentable square foot exceed the Operating Expense for the Base Year, multiplied by the net rentable square feet comprising the Leased Premises. Landlord may involve Tenant monthly for Tenant's share of the actual operating expenses for each calendar year, subsequent to the Base Year, beginning on the first day of the month of the first subsequent calendar year. Within one-hundred twenty (120) days following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section. If the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by a refund. If the accounting shows that the total of the monthly payments made by Tenant is less than the amount of the additional rent due by Tenant under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Landlord, within one (1) year following the termination date, shall have the option to invoice Tenant for Tenant's share of the excess operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Tenant shall have the right, at its own expense and within a reasonable time, to audit during Landlord's regular business hours Landlord's books relevant to the additional rent payable under this Section. Notwithstanding anything to the contrary contained in this Lease, if the Building is not fully occupied during any calendar year, Tenant's additional rent under this Section and the operating expenses shall be determined as if the Building had been fully occupied during such year. Tenant agrees to pay additional rent during this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due.

         EXECUTED effective as of the date first set forth in the Lease.

LANDLORD:  DORBET, INC.

BY:
   -----------------------------------
         EDWARD B. TOMLINSON, II
ITS:  VICE PRESIDENT



                                                                Initial ____
                                   ADD. A-1

TENANT:  FWT, INC.

BY:  /s/ ROY MOORE
   -----------------------------------
         ROY MOORE
ITS: PRESIDENT & CEO




                                                                Initial ____
                                   ADD. A-2

                                   EXHIBIT A

                                METES AND BOUNDS

Being Lot 1A, Block 2, THE HIGHLANDS, an addition to the City of Arlington, Tarrant County, Texas, recorded in volume 388-201, page 11, Plat Records Tarrant County, Texas, and being out of Lot 1, Block 2, THE HIGHLANDS, recorded in volume 388-195, page 35, Plat Records Tarrant County, Texas, being in the J.W. Lane Survey, Abstract Number 950 and being more particularly described as follows:

COMMENCING at the most north northwest corner of Lot 1 B-1 Block 2, THE HIGHLANDS, recorded in volume 388-214, page 56, Plat Records Tarrant County, Texas, and being in the south right-of-way of West Arbrook Blvd.;

THENCE North 58 degrees 30' 00" East along said south right-of-way of West Arbrook Blvd., 520.01 feet to the point of curvature, having a central angle of 08 degrees 17' 08" and a radius of 748.42 feet;

THENCE along the arc of said curve and continuing along said south right-of-way, 108.23 feet to the end of curve;

THENCE North 74 degrees 29' 11" East and continuing along said south right-of-way, 34.73 feet to a found 5/8 inch iron pin, being the POINT OF BEGINNING;

THENCE North 74 degrees 29' 11" East and continuing along said south right-of-way, 34.73 feet to a found 5/8 inch iron pin, being the POINT OF BEGINNING;

THENCE North 74 degrees 29' 11" East and continuing along said south right-of-way, 116.54 feet to a found 5/8 inch iron pin and being the point of a non tangent curve, having a central angle of 11 degrees 34' 53" and a radius of
743.42 feet;

THENCE along the arc of said curve and continuing along said south right-of-way, 150.27 feet to a found 5/8 inch iron pin and being the point of tangency thereof;

THENCE East continuing along said south right-of-way, 9.54 feet to a found 5/8 inch iron pin and being the point of curvature having a central angle of 89 degrees 57' 58" and a radius of 66.23 feet;

THENCE along the arc of said curve to 103.99 feet to a found 5/8 inch iron pin in the west right-of-way of Matlock Road and being the point of tangency thereof;

THENCE South 00 degrees 02' 02" East along said west right-of-way, 328.81 feet to a found 5/8 inch iron pin;

THENCE South 04 degrees 32' 25" West continuing along said west right-of-way,
150.47 feet to a found 5/8 inch iron pin;

THENCE South 00 degrees 02' 02" East continuing along said west right-of-way,
140.00 feet to a found X cut in concrete sidewalk;

THENCE South 44 degrees 58' 59" West, 14.14 feet to a found X cut in concrete sidewalk being in the north right-of-way of Highlander Blvd;

THENCE West along said north right-of-way, 111.91 feet to a found Y cut in concrete sidewalk and being the point of curvature, having a central angle of 14 degrees 08' 50" and a radius of 832.09 feet;

THENCE along the arc of said curve and continuing along said north right-of-way
205.46 feet to a found 5/8 inch iron pin and being the southwest corner of said Lot 1A, Block 2;

THENCE North 00 degrees 02' 02" West and leaving the north right-of-way of Highlander Blvd., 673.82 feet to the POINT OF BEGINNING containing 5.239 Acres of land more or less.



                                                                Initial ____
                                   EX. A-1

                                   EXHIBIT B


                                  [FLOORPLAN]



                                                                Initial ____
                                   EX. B-1

                                   EXHIBIT C
                               SPECIAL PROVISIONS

WHEREAS, Dorbet, Inc., hereinafter referred to as "Landlord" and FWT, Inc., hereinafter referred to as "Tenant", agree that the following terms and conditions shall be included in the Lease entered into regarding the premises located at 701 Highlander, Suite 200, Arlington, Texas, Landlord and Tenant as set forth verbatim therein:

1.       Base Rent during the initial term of the lease shall be as follows:

         a. March 1, 1998 through February 28, 1999 = $14.50 rentable square foot

         b. March 1, 1999 through February 28, 2000 = $15.00 rentable square foot

         c. March 1, 2000 through February 28, 2001 = $15.50 rentable square foot

         d. March 1, 2001 through February 28, 2002 = $16.00 rentable square foot

         e. March 1, 2002 through February 28, 2003 = $16.50 rentable square foot

         The estimated rentable square footage shall be 16,000 square feet. Upon completion of Leasehold Improvements specified in Exhibit D, the Leased Premises will be remeasured in accordance with the standards described in ANSI/BOMA publication Z65.1-1996, "Standard Method for Measuring Floor Area in Office Buildings". The exact rentable square footage will be adjusted based on the above measurements as determined by Landlord and such calculation shall thereafter represent the applicable rentable square footage under this Lease.

2. Landlord shall provide ten (10) reserved parking spaces AT NO ADDITIONAL COST TO THE TENANT. Said spaces shall be contiguous. The spaces so reserved shall be ADJACENT TO THE BUILDING in the general location shown on Figure Ex. C-1. Landlord shall provide signage designating said spaces as reserved for the used of "FWT, Inc.". Landlord reserves the right to relocated the spaces during the Lease term; PROVIDED, HOWEVER, SUCH NEW SPACES SHALL BE RESERVED, CONTIGUOUS AND IN A NO-LESS DESIRABLE LOCATION. Additionally, the Landlord reserves the right to develop additional improvement on the Property and in connection therewith to re-configure the parking area provided such re-configured parking area complies with applicable laws and ordinances. Landlord shall use reasonable effort to ensure reserved parking areas are not used by unauthorized persons but shall not be required to patrol or supervise such parking.

3. The enforceability and implementation of this Lease is expressly contingent upon the written approval of the first lienholder ("Lender"). Landlord shall, upon execution of the Lease, immediately submit the Lease to the Lender for approval. In the event the Lease is not approved by the Lender, neither party shall have further right or obligations under the Lease.
Landlord shall assist Tenant in policing and enforcing Tenant's reserved parking.

4. Provided that (i) no event of default has occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and (ii) Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant) shall have the right and option (the "Renewal Option") to renew this Lease, by written notice delivered to Landlord no earlier than nine (9) months nor later than three (3) months prior to the expiration of the initial Lease Term, for and additional term (the "Renewal Term") of sixty (60) months under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term; (b) the Base Rent shall be equal to the market rate for comparable office space located in the Building as of the end of the initial Lease term as determined by Landlord; (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an "as is" basis) at the time the Renewal Term commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within thirty (30) days thereafter, notify Tenant in writing of the proposed rental for the Renewal Term (the "Proposed Renewal Rental"); provided such Proposed Renewal Rental shall not exceed the lesser of 95% of then current market rental rate or $20.00 per rentable square foot for the first year of the Renewal Term. The Base Rent for each subsequent year of the Lease Term shall increase by three percent (3%) of the Base Rent for the previous year. Tenant shall within thirty (30) days following delivery of the Proposed Renewal



                                                                Initial ____
                                        EX. C-1

Rental by Landlord notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the Base Rent in effect during the Renewal Term. The failure of Tenant to respond in writing during the aforementioned thirty (30) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such thirty (30) day period, then Landlord and Tenant shall negotiate during the thirty (30) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. IN THE EVENT THAT LANDLORD AND TENANT ARE UNABLE TO AGREE TO A RENTAL FOR THE RENEWAL TERM DURING SAID THIRTY (30) DAY PERIOD, THE MARKET RATE FOR COMPARABLE OFFICE SPACE SHALL BE THE AVERAGE OF THE MARKET RATES DETERMINED BY THREE (3) REAL ESTATE BROKERS, ONE OF WHICH SHALL BE SELECTED BY THE LANDLORD, ONE OF WHICH SHALL BE SELECTED BY TENANT, AND THE THIRD OF WHICH SHALL BE SELECTED BY THE TWO BROKERS SELECTED BY LANDLORD AND TENANT.

         Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal term without the necessity of the execution of any further instrument or document, although if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Lease Term shall terminate all renewal rights hereunder.
The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may any such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

5. Provided that (i) no event of default has occurred under any term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default pursuant to this Lease and (ii) Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Landlord grants Tenant a subordinate right of refusal on all lease space in the Building as such space become available. Tenant's right of refusal shall be subordinate to any right of refusal or renewal options currently existing at commencement of this Lease in favor of other tenants. Landlord shall give Tenant written notice of Landlord's intent to lease additional space in the Building, such notice to state the Base Rent, finish allowance (if any) and term. Tenant shall have five (5) business days in which to notify Landlord of Tenant's intent to exercise said right of refusal. Base Rent for said space shall be no less than the offer to lease as provided above. Additionally, Landlord agrees to notify Tenant of the pending availability of lease space in the Building thirty (30) days prior to the expiration of any lease.

6. Tenant acknowledges that the Leased Premises defined in this Lease are currently occupied and that the current lease with respect to the Leased Premises expires on December 31, 1997. Landlord will use it best efforts to terminate the possession of the existing Tenant and Subtenants at the expiration of the current lease in order to proceed with the Leasehold Improvements described in the Lease. However, Landlord shall not be liable to Tenant for any alleged damages or delays in securing possession of the Leased Premises. Tenant acknowledges that the Leasehold Improvements will require 45 days to construct for the later of Tenant's and Landlord final agreement on the construction documents or the date the Tenant (Subtenant) relinquishes the space.

7.       Standard building operating hours shall be as follows (holidays excepted):
         Monday through Friday    7:00 a.m. to 9:00 p.m.
         Saturday                 8:00 a.m. to 5:00 p.m.

8. In the event of conflict between any term hereof and the Lease, the terms hereof shall control.



                                                                Initial ____
                                        EX. C-2

                                 FIGURE EX. C-1
                                RESERVED PARKING


                                  [MAP/DESIGN]



                                                                Initial ____
                                        EX. C-3

                                   EXHIBIT D
                        LEASEHOLD IMPROVEMENT AGREEMENT

Landlord and Tenant shall agree on specific leasehold improvements within twenty (20) business days of lease execution and a detailed work statement shall be prepared and made a part of this lease. Landlord shall provide a Tenant Finish allocation of $9.00 per rentable square foot to pay for agreed to Tenant Finish. Landlord shall contract for an manage construction in accordance with generally accepted business practices. Tenant Finish allowance shall not be used to purchase or install Tenant's personal property including, but not limited to, (i) telephone systems, installation, (ii) computer systems, installation, (iii) furniture or equipment, and (iv) audio/visual equipment and installation.

The cost of renovating the current common area rest rooms to comply with Americans with Disabilities Act shall be the responsibility of the Landlord and shall not be charged against Tenant Finish allocation; however, any additional rest room facilities requested by the Tenant shall be charged against the allocation.

All costs in excess of the agreed to Tenant Finish allocation shall be borne by the Tenant.

All construction costs charged to the Tenant Finish Allowance shall be at Landlord's actual cost. Landlord shall not charge construction management fee against the Tenant Finish Allowance.



                                                                Initial ____
                                        EX. D-1

                             RULES AND REGULATIONS

1.       Landlord agrees to furnish Tenant four keys without charge.
Additional keys will be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior written approval of Landlord. All keys to the Leased Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord's approval before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Leased Premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling and equipment or any other physical portion of the Leased Premises or the Property.

3. Tenant shall not at any time occupy any part of the Leased Premises as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Leased Premises or in any part of the Property any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises or the Property any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord, with the exception of incidental microwave usage.

5. Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Leased Premises or the Property regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Leased Premises or Property.

7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any Tenant's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash or material of any nature placed, emptied, or thrown into these areas or such area used by Tenant's agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Property shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the Property by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the Property or down the stairways or other passages.

12. Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord with state automobile license numbers to Tenant's vehicles and its employees' vehicles within five (5) days after taking possession of the Leased Premises and shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Leased Premises or the Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.



                                                                Initial ____

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Leased Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posed, on ramps, in cross hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the Property of furniture of office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways, or movement through the Property entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Property. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

16. Tenant shall not lay floor covering within the Leased Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and picketing within the Property.

18. During all hours other than regular hours, Landlord reserves the right to exclude from the Property, all persons who are not known to the Property security personnel and who do not present a pass to the Property signed by the Tenant. Each Tenant shall be responsible for all persons for whom Tenant supplies a pass.

19. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Leased Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all time comply with the terms of any such license or permit.

20. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Leased Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Leased Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Leased Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Leased Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's Lease.

21. Tenant shall not install any radio or television antenna, loudspeaker or other device on the exterior walls of the Building.

22. Tenant shall not use in any space, or in the common areas of the Building, any handtrucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into Building or kept in or about the Leased Premises without prior written approval of Landlord.



                                                                Initial ____

23. Tenant shall store all its trash and garbage within the Leased Premises until daily removal of same by Tenant to such location in the Building as may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Leased Premises is located without being in violation of any law or ordinance governing such disposal.

24. Tenant shall not permit the use or the operation of any coin operated machines on the Leased Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

25. As used in the Lease, "business days" means Monday through Saturday (except holidays); "regular hours" means 7:00 a.m. to 6:00 a.m. on weekdays and 9:00 a.m. to 1:00 p.m. on Saturday; and "holidays" means New Years Day, Fourth of July, Labor Day, Thanksgiving and Christmas, together with such other holidays designated by Landlord consistent with those holidays designated by Landlords of comparable office buildings located in the county in which the Building is located.

26. Landlord desires to maintain in the Property the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulation as in its judgement may from time to time be necessary, for the safety, care and cleanliness of the Leased Premises and for the preservation of good order therein.





                                                                Initial ____